RELIABILITY INCORPORATED
EMPLOYEE STOCK SAVINGS PLAN

EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.33-47803 and Form S-8 No. 333-60696) pertaining to the Reliability Incorporated Employee Stock Savings Plan of our report dated April 26, 2002, with respect to the financial statements and schedules of the Reliability Incorporated Employee Stock Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP Ernst & Young LLP
Houston, Texas May 15, 2002

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